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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-12213) of ERP Operating Limited Partnership and the related Prospectus of our report dated November 12, 1997, with respect to the combined Statement of Revenue and Certain Expenses of the CAPREIT Acquired and Probable Properties for the year ended December 31, 1996 included in the Current Report of ERP Operating Limited Partnership on Form 8-K, as amended by Form 8-K/A, dated October 9, 1997.




                                       Ernst & Young LLP


Chicago, Illinois
November 12, 1997